POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby authorizes Nicholas A.
Poan, Kristin Osborn, Kirk Hoffman and Leigh Ann Clifford of Alliance HealthCare
Services, Inc. (the "Company"), and each of them individually to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the
Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Section 16(a) of the Securities Act of 1934, as amended (the "1934 Act")
relating to the undersigned's beneficial ownership of securities in the Company.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 4th day of June 2013.

/s/
_____________________
Howard Aihara